                                                                    EXHIBIT 99.1


               SALTON REPORTS FOURTH QUARTER AND YEAR-END RESULTS

            SALTON COMPLETES SALE OF ITS OWNERSHIP INTEREST IN AMAP


LAKE FOREST, Ill -- Salton, Inc. (NYSE: SFP) announced today its fiscal results for its fourth quarter and year ended July 2, 2005. The Company reported net sales of $216.5 million for its fiscal 2005 fourth quarter compared to net sales of $249.7 million for the fiscal 2004 fourth quarter. Salton reported a loss of $28.8 million, or ($2.53) per share, versus a loss of $50.2 million, or ($4.42) per share for the same period in fiscal 2004. Net sales decreased domestically by $20.0 million as a result of uncertainty among one of our large suppliers and a few customers due to the Company's ongoing restructuring activities which impacted product availability and demand. Foreign sales declined by $13.2 million, including $2.6 million of foreign currency gains. The foreign sales were impacted by concerns surrounding the Company's restructuring activities and a general softness in regional sales.

The loss in the 2005 fiscal fourth quarter included a pretax charge of $3.0 million for intangible asset impairments. The loss in the 2004 fiscal fourth quarter included pretax charges of $38.8 million for restructuring charges, intangible asset impairments, loss on early retirement of debt and tooling write-offs.

For the full fiscal year, the Company reported net sales of $1,071.0 million versus $1,076.7 million in fiscal 2004. Domestic sales decreased $66.0 million and were offset by $19.2 million in foreign increases and $41.1 million of foreign currency gains. For the fiscal 2005 full-year, the Company had a net loss of $51.8 million, or $(4.55) per share, compared to a net loss of $95.2 million, or $(8.45) per share.

The loss in the 2005 fiscal year included a pretax loss of $3.2 million for intangible asset impairments and $1.0 million for restructuring charges resulting from the 2004 restructuring plan. The loss in the 2004 fiscal year included pretax charges of $73.2 million for restructuring charges, intangible asset impairments, loss on early retirement of debt and tooling write-offs

The Company's business and its margins continue to be affected by the high cost of steel, corrugated and oil-based raw materials. Despite these challenges, operating expenses, including distribution costs, declined $37.7 million in fiscal 2005 from fiscal 2004. This included a domestic cost improvement of $62.8 million offset by foreign cost increases of $25.1 million due to the European expansion, AMAP growth and $8.4 million of currency increases. This operating cost reduction was offset by an increase of $13.1 million in interest expense.

Salton also announced that it has completed the sale of its 52.6% ownership interest in AMAP for proceeds, net of expenses, of approximately $80 million. In addition to the sale of AMAP, subsequent to the end of its fiscal year, the
Company:

   o completed a private debt exchange offer for the Company's outstanding senior subordinated debt which reduced the Company's total interest-bearing debt by approximately $66.0 million and reduced 2005 maturities by approximately $75.0 million;

   o   sold certain tabletop assets to Lifetime Brands, Inc. for $14.2 million;

   o entered into an amendment and waiver to its senior credit facility which, among other things: (1) permits the sale of its 52.6% ownership interest in AMAP; (2) provides for certain mandatory prepayments out of the proceeds of the Company's sale of certain tabletop assets and the sale of AMAP; (3) provides for certain additional term loans; and (4) revises certain financial covenants; and

   o completed a private debt exchange of $4.1 million of second lien notes due March 31, 2008 for $4.0 million of senior subordinated notes due 2005.

"Since May 2004, the Company has taken significant steps to reduce the costs of its domestic operations and most recently to improve its liquidity through an exchange offer with holders of its 2005 and 2008 bonds and selected asset sales," said William Rue, President and Chief Operating Officer. "These important achievements during the year make Salton a stronger company. Through our cost reduction programs, we have significantly reduced domestic expenses by more than $50.0 million. At the same time, we have invested for future growth in selected markets. As a result, we believe the Company is well positioned for a return to profitability."

Business Outlook:

"Now that we have completed many of our restructuring activities, the response from our customers and suppliers has been positive," said Leonhard Dreimann, Chief Executive Officer. "We will continue to seek additional ways to reduce expenses and to divest the Company of products or businesses that do not fit into its growth plans. While we believe that we have addressed many of the issues within the Company's control, our first fiscal quarter's results, like many of our customers, will be impacted by Hurricanes Katrina and Rita and the high cost of oil. Despite these disruptions, we feel that the Company is now in a position to move forward. Salton has a long established reputation for innovation and exciting new products such as the George Foreman(R) "G5" Next Grilleration, the latest in a line of removable plate grills developed by the Company and George Foreman. That, coupled with other new product introductions, positions Salton to continue down the road to recovery."

Mr. Dreimann, Mr. Rue, and David Mulder, Executive Vice President, Chief Administrative Officer and Senior Financial Officer will host a conference call at 9 am eastern time today to discuss financial results and the business outlook. Interested participants should call (800) 968-9265 when calling within the United States or (706) 679-3061 when calling internationally. Please reference Conference I.D. Number 9907076. There will be a playback available, beginning at 10 pm eastern time today, until midnight, October 30, 2005. To listen to the playback, please call (800) 642-1687when calling within the United States or (706) 645-9291 when calling internationally. Please use pass code 9907076for the replay. This call is being webcast and can be accessed at Salton's Web site at www.saltoninc.com until October 14, 2005. The conference call can be found under the subheadings, "Stock Quotes" and then "Audio Archives."

About Salton, Inc.
Salton, Inc. is a leading designer, marketer and distributor of branded, high quality small appliances, electronics, home decor and personal care products. Its product mix includes a broad range of small kitchen and home appliances, electronics for the home, tabletop products, time products, lighting products, picture frames and personal care and wellness products. The company sells its products under a portfolio of well recognized brand names such as Salton(R), George Foreman(R), Westinghouse (TM),

Toastmaster(R), Melitta(R), Russell Hobbs(R), Farberware(R), Ingraham(R) and Stiffel(R). It believes its strong market position results from its well-known brand names, high quality and innovative products, strong relationships with its customer base and its focused outsourcing strategy.

Certain matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These factors include: Salton's ability to repay 10-3/4% Subordinated Notes due December 15, 2005 that remain outstanding after Salton's private exchange offer; Salton's ability to realize the benefits it expects from its U.S. restructuring plan; Salton's substantial indebtedness and restrictive covenants in Salton's debt instruments; Salton's ability to access the capital markets on attractive terms or at all; Salton's relationship and contractual arrangements with key customers, suppliers and licensors; pending legal proceedings; cancellation or reduction of orders; the timely development, introduction and customer acceptance of Salton's products; dependence on foreign suppliers and supply and manufacturing constraints; competitive products and pricing; economic conditions and the retail environment; the availability and success of future acquisitions; international business activities; the risks related to intellectual property rights; the risks relating to regulatory matters and other risks and uncertainties detailed from time to time in Salton's Securities and Exchange Commission Filings.



        -----------------------------------------
        Contact:
           CEOcast, Inc. For Salton
           Ken Sgro, 212-732-4300 x224

                             SALTON, INC.
                      CONSOLIDATED BALANCE SHEETS
                        (DOLLARS IN THOUSANDS)


ASSETS                                                            7/2/05        7/3/04

CURRENT ASSETS:
   Cash                                                         $  50,791      $  43,217
   Compensating balances on deposit                                34,355         34,000
   Accounts Receivable, less allowance:                           166,089        180,391
     2005 - $10,130; 2004 - $15,839
   Inventories                                                    233,414        253,627
   Asset held for sale                                                998              0
   Prepaid expenses and other current assets                       17,086         21,267
   Deferred income taxes                                            6,220         19,631
                                                                ------------------------
       TOTAL CURRENT ASSETS                                       508,953        552,133

 Net Property, Plant and Equipment                                 54,230         81,152

Tradenames                                                        181,515        184,421
Non-current deferred tax asset                                     49,275         22,024
Other assets                                                       13,815         15,516
                                                                ------------------------
TOTAL ASSETS                                                    $ 807,788      $ 855,246
                                                                ========================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Revolving line of credit and other current debt              $  70,730      $  48,667
   Senior subordinated notes-current                               45,990              0
   Accounts payable                                               117,209        137,671
   Accrued expenses                                                57,725         56,997
   Income Taxes Payable                                            11,417          8,805
                                                                ------------------------
       TOTAL CURRENT LIABILITIES                                  303,071        252,140

Non-current deferred income taxes                                   3,334          4,324
Term loan and other notes payable                                 101,512        100,761
Senior subordinated notes due 2005                                 79,010        125,000
Senior subordinated notes due 2008, including an adjustment
   of $2,827 and $9,581 to the carrying value related to
   interest rate swap agreements, respectively                    156,387        158,642
Other long term liabilities                                        20,283         17,288
                                                                ------------------------
       TOTAL LIABILITIES                                          663,597        658,155
Minority Interest                                                  24,263         23,515
Convertible Preferred Stock, $.01 par value: authorized,
   2,000,000 shares, 40,000 shares issued                          40,000         40,000
STOCKHOLDERS' EQUITY:
   Common stock, $.01 par value; authorized
     40,000,000 shares; issued and outstanding
     2005-11,376,292 shares, 2004-11,370,282 shares                   148            148
   Treasury stock - at cost                                       (65,793)       (65,793)
   Additional paid-in capital                                      55,441         56,147
   Accumulated other comprehensive income                          11,513         12,668
   Retained Earnings                                               78,619        130,406
                                                                ------------------------
       TOTAL STOCKHOLDERS' EQUITY                                  79,928        133,576
                                                                ------------------------
  TOTAL LIABILITIES AND STOCKHOLDER EQUITY                      $ 807,788      $ 855,246
                                                                ========================

                                   SALTON, INC
                         CONSOLIDATED INCOME STATEMENTS
                             (DOLLARS IN THOUSANDS)


                                                                     QUARTER 4

                                                                 FY05           FY04           FY05             FY04
                                                             ----------------------------------------------------------
NET SALES                                                      $216,536       $249,717      $1,071,012       $1,076,735
Cost of Sales                                                   163,355        204,410         761,254          751,011
Total Distribution Expense                                       13,917         17,824          66,848           72,088
                                                             ----------------------------------------------------------
GROSS PROFIT                                                     39,264         27,483         242,910          253,636
Total Selling, General & Administrative                          52,975         62,650         240,857          273,257
Intangible Loss on Goodwill and Intangible Assets                 2,968          6,531           3,211           40,855
Restructuring Costs                                                 (62)         1,798           1,015            1,798
                                                             ----------------------------------------------------------
OPERATING (LOSS)                                                (16,617)       (43,496)         (2,173)         (62,274)
Interest Expense                                                 13,087         10,398          53,332           40,192
Loss-Early settlement of debt                                         0          5,049                            5,049
                                                             ----------------------------------------------------------
LOSS BEFORE TAXES                                               (29,704)       (58,943)        (55,505)        (107,515)
Income Tax Benefit                                               (2,885)       (11,793)        (10,107)         (20,089)
Minority Interest, Net of Tax                                     2,008          3,092           6,389            7,746
                                                             ----------------------------------------------------------
NET (LOSS)                                                     ($28,827)      ($50,242)       ($51,787)        ($95,172)
                                                             ==========================================================

WEIGHTED AVG COMMON SHARES OUTSTANDING                       11,376,295     11,370,282      11,373,919       11,258,157
WEIGHTED AVG COMMON & COMMON EQUIV SHARE                     11,376,295     11,370,282      11,373,919       11,258,157

NET (LOSS) PER COMMON SHARE: BASIC                                (2.53)         (4.42)          (4.55)           (8.45)
NET (LOSS) PER COMMON SHARE: DILUTED                              (2.53)         (4.42)          (4.55)           (8.45)